SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

August 5, 2003 (July 31, 2003)

Omega Protein Corporation

(Exact Name of Registrant as Specified in Charter)

Nevada	001-14003	76-0562134
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1717 St. James Place, Suite 550

Houston, Texas 77056

(Address and Zip Code of Principal Executive Offices)

(713) 623-0060

(Registrant’s telephone number, including area code)

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

(a)    Financial Statements of business acquired.

None.

(b)    Pro Forma Financial Information.

None.

(c)    Exhibits.

99.1	Text of Press Release, dated July 31, 2003, titled “Omega Protein Reports 10 Cents Per Share Second Quarter Profit.”

Item 12.    Results of Operations and Financial Condition

On July 31, 2003, Omega Protein Corporation (the “Company”) issued a news release reporting the second quarter 2003 earnings. For additional information regarding the Company’s second quarter 2003 earnings, please refer to the Company’s press release attached to this report as Exhibit 99.1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMEGA PROTEIN CORPORATION

Date: August 5, 2003	By:	/s/ John D. Held
Name: John D. Held Title: Senior Vice President, General Counsel and Secretary